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                                                               Exhibit 99(p)(19)

                                 CODE OF ETHICS

     Gartmore Mutual Fund Capital Trust, Gartmore SA Capital Trust, NorthPointe Capital LLC, Gartmore Morley Capital Management, Inc., and NWD Management and Research Trust (each, an "Adviser") collectively, "the Advisers or the Firm" have adopted this Code of Ethics (the "Code"), in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act") with respect to mutual fund Clients, and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"), with respect to all other Clients. Rule 17j-1 and Rule 204A-1 are, collectively, referred to herein as the "Rules."

     The Rules makes it unlawful for certain employees in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below) within the Rules scope:

          1.   to employ any device, scheme or artifice to defraud such Client;

          2. to make to the Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such Client; or

          4.   to engage in a manipulative practice with respect to such Client.

     While affirming its confidence in the integrity and good faith of all of its employees, officers, directors and Advisory Persons (as defined below) of the Adviser, the Firm recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any Client.

A. DEFINITIONS

     1) "Access Person" means any director, officer, Advisory Person or employee of an Adviser as well as any other person that the Chief Compliance Officer ("CCO") determines to be an Access Person. An Access Person shall not include any person who the CCO determines to be an Exempt-Access Person. The CCO maintains records of the status of all relevant persons under the Code, and will inform each such person about that person's status as necessary.

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2)   "Advisory Person" means:

     (a) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his or her regular functions or duties, makes, participates in, has access to or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

     (b) any natural person in a control relationship to an Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has or shares the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in Covered Securities.

     A person is normally regarded as the beneficial owner of Covered Securities with respect to:

     (a) Covered securities that are held by the individual or by members of the individual's immediate family sharing the same household (including, but not limited to a husband, wife, domestic partner, minor child or relative);

     (b) The person's interest in Covered Securities held in a discretionary or trust account; or

     (c) The person's right to acquire equity Covered Securities through the exercise or conversion of stock options, warrants or convertible debt, whether or not presently exercisable; or

     (d) All other Covered Securities held in any other account for which the person has investment discretion or authority.

4) "Chief Compliance Officer" or "CCO" means the Chief Compliance Officer for each Adviser or the CCO's designee, as applicable.

5)       "Client" means

     (a) any investment company registered under the Act or any series of a registered investment company for whom an Adviser(s) acts as investment adviser or sub-adviser or

     (b) any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by an Adviser (or Advisers).

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6)   "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

7)   "Covered Person" means any Access Person or Exempt-Access Person.

8) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(15)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds. "Fund" means an investment company registered under the Act.

9) "Exempt-Access Persons." The Firm's officers, directors, employees and other related persons, are presumed to be Access Persons for purposes of the Rules. However, certain persons, such as certain officers, directors of the Advisers, or other persons, such as temporary employees, often do not have actual access to investment or portfolio information or participate in the recommendation process.

     Where the CCO has determined that the relevant director, officer, employee or temporary employee: (1) does not meet the definition of "Advisory Person;" (2) does not otherwise have access to non-public information with respect to Client holdings, transactions or securities recommendations; and
     (3) is not involved in the recommendation process, the CCO may determine to treat such person as an "Exempt-Access Person" for purposes of this Code.

     Exempt-Access Persons must, prior to being so designated and at least annually thereafter, certify to the CCO, in the form attached as Exhibit H, as to the relevant facts and circumstances that formed the basis of the CCO's above-described determination.

10)  "Investment Personnel" means

     (a) any Portfolio Manager acting on behalf of an Adviser, as well as any other person such as a securities analyst and/or trader acting on behalf of an Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of securities (including analysts providing information and advice to Portfolio Managers or persons effecting the execution of a Portfolio Managers' decisions), or

     (b) any natural person who controls an Adviser and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

11) "Market Timing" shall mean the purchasing and selling of Fund shares on a short-term basis and in a manner that is contrary to the policy of the Fund as disclosed in its then-current prospectus.

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     12)  "Portfolio Managers" means those individuals who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

     13) "Principal Underwriter" shall have the meaning set forth in Section 2(a)(2) of the Act.

     14) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     15)  "Reportable Fund" means

          (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trust (collectively, the Trusts);

          (b)  any Fund for which the Firm serves as an investment adviser, or

          (c) any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with any Adviser.

     16)  "Reporting Person" means any Access Person and any Exempt-Access
          Person.

     17) "Security held or to be acquired" by a Client means any Covered Security which, within the most recent 15 calendar days

          (a)  is or has been held by a Client; or

          (b)  is being or has been considered for purchase by a Client; or

          (c) any option to purchase or sell any Covered Security that is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

B.   STATEMENT OF GENERAL PRINCIPLES AND STANDARD OF CONDUCT

     It is the duty of all COVERED PERSONS to place the interests of our Clients first at all times. Consistent with that duty, all Covered Persons must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of our Clients; (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility; (4) safeguard material non-public information about Client transactions including disclosure of portfolio holdings; and (5) comply with all federal securities laws.

     This Code of Ethics applies to transactions in Covered Securities for the accounts of all COVERED PERSONS and any other accounts in which they have any beneficial ownership. It imposes certain investment restrictions and prohibitions and requires the reports set forth below. IF COVERED PERSONS BECOME AWARE OF MATERIAL NON-PUBLIC INFORMATION OR IF A CLIENT IS ACTIVE IN A GIVEN COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES

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     "FROZEN" IN A POSITION. THE FIRM WILL NOT BEAR ANY LOSSES IN PERSONAL
     ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

C.   GENERAL PROHIBITIONS

     1) All COVERED PERSONS shall keep all information pertaining to Clients' portfolio transactions and holdings confidential. No person with access to Covered Securities holdings, recommendations or pending securities transactions and holdings should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

     2) No COVERED PERSON shall utilize information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of a Client.

     3) No COVERED PERSON shall purchase, sell, or exchange shares of any series of a Fund while in possession of material non-public information concerning the portfolio holdings of any series of the Fund.

     4) No COVERED PERSON shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Covered Person.

     5) No COVERED PERSON shall selectively disclose "non-public" information concerning the portfolio holdings of any Client to anyone who does not have a legitimate business need for such information that is consistent with the interests of our mutual fund and other Client accounts, and the Firm's Portfolio Holding Disclosure Policy.

     6) No COVERED PERSON shall engage in any act, practice or course of conduct, which would violate applicable provisions of the Rules.

     7) No COVERED PERSON shall engage in, or help others engage in, Market Timing in the series of the Gartmore Mutual Funds and or Gartmore Variable Insurance Trust (collectively, "the Trusts"), or any other shares of Funds that have a policy against Market Timing. This prohibition does not apply to short-term transactions in money market funds, unless these transactions are part of a Market Timing strategy of other Funds, nor does it apply to contributions to a 401(k) program or an automatic reinvestment program. However, this program does apply to internal transfers within a 401(k) program to the extent such transactions violate a Fund's policy against market timing. Any profits derived by an Covered Person as a result of such impermissible Market Timing may be subject to disgorgement at the discretion of the CCO.

     8) No COVERED PERSON shall engage in, or help others engage in, late trading of Funds for any purpose. Late trading is defined as entering or canceling any buy, sell, transfer, or change order after the close of the regular trading on the New York Stock Exchange

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     (generally, 4:00 p.m., Eastern Time) or such other time designated in a
     Fund's prospectus as the timing of calculation of the Fund's net asset value.

D.   PERSONAL TRADING RESTRICTIONS

     1)   Short Selling and Margin Accounts

          ACCESS PERSONS are not permitted to enter into short sales or trade on margin.

     2)   Initial Public Offerings ("IPOs")

          ACCESS PERSONS are generally prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. In approving any such request, the onus for substantiating and documenting compliance with the Code of Ethics rests on the individual seeking approval. Notwithstanding submission of substantiating documentation, approval may be withheld if reviewing Compliance personnel believe that an actual or potential conflict of interest exists with respect to any Client. Approval to invest in an IPO shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person's purchase in an IPO.

     3)   Private Placements

          ACCESS PERSONS investing in private placements of any kind must obtain WRITTEN PRIOR APPROVAL from the Fixed Income and Equity Chief Investment Officers (CIOs) and the Chief Compliance Officer. In determining whether to grant such prior approval, both the Fixed Income and Equity CIOs and the CCO shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with an Adviser. Access Persons, who have been authorized to acquire Covered Securities in a private placement must disclose such investment when they are involved in, or have knowledge of, any subsequent consideration of an investment by a Client in that issuer. In such circumstances, the appropriate CIOs or their designees with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.

          All ACCESS PERSONS requesting private placement approval must complete a Private Placement Approval Request Form (see EXHIBIT E of this Code) and submit the form with supporting documentation to the Chief Compliance Officer or his designee. Approval to invest in a private placement shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person's purchase in the private placement.

          New Access Persons must disclose pre-existing private placement securities on their Initial Holdings Report, and must complete and return to the Chief Compliance Officer, the Private Placement Approval Request Form (EXHIBIT E of the Code) for review by the

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     CIOs and CCO. Access Persons may be required to liquidate/terminate their investment in a private placement if deemed by the CIOs and CCO to be a conflict of interest.

4)   Covered Securities Subject to an Embargo

     ACCESS PERSONS are not permitted to deal in any Covered Security upon which the Firm has placed, for any reason, an embargo.

5)   Client with Pending Announcement of Results

     ACCESS PERSONS should not deal in the Covered Securities of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures.

6)   Pre-clearance

     All ACCESS PERSONS are required to pre-clear transactions in all Covered Securities, including certain transactions in Reportable Funds, (excluding those securities exempted under Section D(9), money market funds, and Reportable Funds if purchased through an automatic contribution or reinvestment program (such as a 401(k) contribution) provided that the initial position is disclosed on the Initial Holdings Report or the initial acquisition of such security is pre-cleared).

     Requests for pre-clearance should be made in writing via E-mail to the Firm's Compliance mailbox. Pre-clearance requests must include the type of transaction (e.g., buy or sell), the security name, security symbol / CUSIP, the number of shares (or investment amount), the brokerage account name and account number.

     TRANSACTIONS SHOULD NOT BE PLACED FOR EXECUTION UNTIL PRE-CLEARANCE APPROVAL HAS BEEN RECEIVED. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders.

     If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

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7)   30 Day Holding Period

     ALL ACCESS PERSONS must maintain any position in a Reportable Fund, with the exception of money market funds, for at least 30 calendar days before they can be sold or exchanged. Exceptions to this policy will be considered in hardship situations, but must be approved in writing, in advance by the Chief Compliance Officer or his designee.

     Additionally, INVESTMENT PERSONNEL shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. Investment Persons are responsible for monitoring their own trading activities to comply with the 30-Day Holding Period requirement. Any violation of the foregoing restriction may result in disgorgement of all profits from the transactions, as well as other possible sanctions. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

8)   Blackout Period

     (a)  Same Day

          ACCESS PERSONS are prohibited from executing any personal Covered Securities transactions, excluding transactions in Reportable Funds, on a day when a Client has a pending buy or sell order in that same Covered Security.

     (b)  Seven Day

          All INVESTMENT PERSONNEL are prohibited from executing any personal Covered Securities transactions, excluding transactions in Reportable Funds, within seven (7) calendar days before or after the day any Client advised by the Firm trades in that Covered Security.

     (c) Trades made in violation of these blackout periods should be unwound, if possible. Any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions, as well as other possible sanctions.

9)   Exempted Transactions

     The prohibitions of Section (D)(6) Pre-Clearance, (D)(7) 30 Day Holding Period, and (D)(8) Blackout Period, of this Code of Ethics shall not apply to:

     (a) Purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence, control or investment discretion or authority;

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     (b)  purchases or sales which are non-volitional(1) on the part of the
          Access Person, Investment Personnel or a Client;

     (c) subsequent purchases which are made through an automatic dividend reinvestment or automatic direct purchase plan;

     (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (e) purchases or sales effected by an Adviser on behalf of a hedge fund or other Client accounts managed by such Adviser; or

     (f)  purchases or sales of the securities listed on EXHIBIT D of the Code.

10)  Gifts

     No COVERED PERSON shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or the Firm. For purposes of this provision, the following gifts will not be considered to be in violation of this section:
     (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

11)  Board of Directors

     INVESTMENT PERSONNEL are prohibited from serving on the boards of directors of publicly traded companies, absent receiving prior authorization from the Chief Compliance Officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

E.   MARKET TIMING

     All COVERED PERSONS are expected to read and understand the definition of "Market Timing" (Section A(11)) and adhere to the Code's specific requirements in this regard. Market Timing is prohibited in any Fund; if it is determined that personal trading activities violate these restrictions, the Firm reserves the right to impose such sanctions as deemed appropriate.

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(1) Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

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     To ensure that the Code's requirements are met and to comply with the SEC's objective for enhanced disclosure, all Access Persons must report on a quarterly basis to the Chief Compliance Officer certain transactions in Reportable Funds (excluding money market funds) in ALL ACCOUNTS FOR WHICH
     AN ACCESS PERSON HAS BENEFICIAL OWNERSHIP. On-going purchases made through an automatic contribution or reinvestment program (such as a 401k contribution) are not required to be reported provided that the initial position has been disclosed or reported on the Initial Holdings Report, Quarterly Transaction Report and / or the Annual Holdings Report.

     All sales, all exchanges and all new purchases in Reportable Funds must be disclosed on a quarterly basis by all Access Persons.

     All ACCESS PERSONS must read, complete and return EXHIBIT F of the Code which acknowledges and permits the Chief Compliance Officer or his designee to monitor activity in any Nationwide benefit plan, including 401(k) activities and other Nationwide non-qualified deferred compensation benefit plans. New 401(k) participants must disclose in writing their enrollment in the Nationwide Savings Plan to the Chief Compliance Officer by completing and returning EXHIBIT F of the Code.

F.   REPORTING, DISCLOSURE INFORMATION AND CERTIFICATION REQUIREMENTS

     1)   Initial Holdings Reports

     All ACCESS PERSONS shall disclose all personal Covered Securities holdings to the Chief Compliance Officer or his designee. The Initial Holdings Report shall be made on the form attached as EXHIBIT A and shall contain the following information:

          (a) the name of the security, security symbol or CUSIP, type of security, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person had beneficial ownership when the person became an Access Person;

          (b) the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintained an account and the account number in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

          (c) the date that the report is submitted by the Access Person and the date as of which the information is current; and

          (d) a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

          New ACCESS PERSONS are required to submit an Initial Holdings Reports no later than 10 days after the person becomes an Access Person. All Initial Holdings Reports shall provide information that is current as of a date no more than 45 days before the Initial Holding Report is submitted.

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2)   Quarterly Reports

     (a) All ACCESS PERSONS shall report to the Chief Compliance Officer or his designee, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security. As discussed below in Section F(8), Exempt-Access Persons may be required to make Quarterly Reports under certain circumstances.

     (b) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All ACCESS PERSONS shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as EXHIBIT B or on any other form containing the following information:

          (i) the date of the transaction, the name of the Covered Security, security symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

          (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) the price at which the transaction was effected;

          (iv) the name of the broker, dealer, bank, plan administrator or other institution with or through whom the transaction was effected and the account number where security is held; and

          (v)  the date the report is submitted.

     (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     (d) All ACCESS PERSONS shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities held in any accounts in which the Access Person is a Beneficial Owner to the Chief Compliance Officer or his designee on a timely basis. Duplicate copies of the Nationwide 401(k) Savings Plan or other Nationwide deferred compensation program statements do not need to be sent; however the Compliance Department reserves the right to modify this exception or request such information on an ad-hoc basis.

     (e) With respect to any new account established (see Section F(5)) by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

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          (i)  the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

          (ii) the date the account was established; and

          (iii) the date the report is submitted.

3)   Annual Holdings Reports

     (a) All ACCESS PERSONS shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as EXHIBIT C within 30 days after the end of the calendar year. All Annual Holdings Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

          (i) the name of the security, security symbol or CUSIP, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person beneficial ownership;

          (ii) the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintains an account and the account number in which any Covered Securities are held for the direct or indirect benefit of the Access Person;

          (iii) the date that the report is submitted by the Access Person and the date as of which the information is current; and

          (iv) a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

4)   Certification of Compliance with the Code of Ethics

     All COVERED PERSONS shall be provided with a copy of this Code of Ethics and any amendments, hereto, and all Covered Persons shall certify annually that:

     (a) they have received, read and understand the Code of Ethics and recognize that they are subject to its provisions;

     (b)  they have complied with the requirements of the Code of Ethics; and

     (c) to the extent applicable, they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

     Access Persons may make such acknowledgement on their Initial Holdings Reports.

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5)   Personal Brokerage Accounts

     No ACCESS PERSON shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the Chief Compliance Officer or his designee. A New Account Request Form (copy attached as EXHIBIT G) must be completed and submitted to the Chief Compliance Officer or his designee for approval in advance of opening a new account.

     All ACCESS PERSONS shall provide Compliance personnel with a listing of all brokerage accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using EXHIBITS A OR C, as applicable.

     No ACCESS PERSONS shall request or receive financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions.

6)   Review of Reports and Notification

     The Firm will appoint Compliance personnel to review all brokerage account statements and, Initial, Quarterly and Annual Reports to detect conflicts of interest and abusive practices. In addition, the Chief Compliance Officer or his designee shall notify each Covered Person as to the extent to which he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each Covered Person upon request.

7)   Responsibility to Report

     The responsibility for reporting is imposed on each REPORTING PERSON required to make a report to ensure that Compliance is in receipt of TIMELY AND COMPLETE REPORTS. Efforts on behalf of the Reporting Person by other services (e.g., brokerage firms) do not change or alter the Reporting Person's responsibility. Late reporting is regarded as a direct violation of this Code and will be treated accordingly. Individuals who neglect their responsibility for appropriate reporting as defined in Sections F(1), (2),
     (3), (4) and (5) of this Code will be subject to sanctions including suspension of pre-clearance privileges, fines, and, in appropriate cases, termination, and will be given written notice of the violation, which will be submitted to the Board of Trustees of Gartmore Mutual Funds and Gartmore Variable Insurance Trust (collectively the "Board") for review and possible further disciplinary action.

8)   Requirements for Exempt-Access Persons

     (a) In addition to the Certification of Compliance described above, Exempt-Access Covered Persons must, prior to being designated as such and not less frequently than once per calendar year thereafter, provide to the CCO, a certification, in the form attached as Exhibit H.

Code of Ethics
November 27, 2006
Page 13

     (b) Once designated by the CCO as an Exempt-Access Person, the individual is exempt from the initial and annual holdings reports. Exempt-Access Persons must submit to the CCO a quarterly transaction report in the form attached as Exhibit B not later than ten (10) days after the end of each calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, a Client account purchased or sold the Covered Security, or an Adviser considered purchasing or selling the Covered Security for a Client account. Any such report must be accompanied by an explanation of the circumstances which necessitated its filing.

     (c) Any Exempt-Access Person who obtains or seeks to obtain information which, under the relevant Rules, would suggest that the individual should be treated as an Access Person must promptly inform the CCO of the relevant circumstances and, unless notified to the contrary by the CCO, must comply with all relevant Code requirements applicable to Access Persons UNTIL SUCH TIME AS THE CCO DETERMINES THAT REVERSION TO EXEMPT-ACCESS PERSON STATUS IS APPROPRIATE.

G.   REPORTING OF VIOLATIONS TO THE BOARD

     All COVERED PERSONS shall promptly report any possible violations of this Code to the Chief Compliance Officer. The Chief Compliance Officer shall timely report all material violation of this Code of Ethics and the reporting requirements there under to Firm management and the Boards of Fund Clients, as appropriate.

H.   BOARD APPROVAL

     1) The Chief Compliance Officer submitted an initial copy of the Code of Ethics to the Board on or about September 1, 2000. The Chief Compliance Officer shall submit any material amendments to the Code of Ethics no later than six months after adoption of such amendments.

     2) Each Adviser is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

Code of Ethics
November 27, 2006
Page 14

I.   ANNUAL REPORTING TO INVESTMENT COMPANY CLIENTS

          Each Adviser shall prepare a written annual report relating to its Code of Ethics to the board of each investment company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:

     1) summarize existing procedures concerning personal investing and any material changes in the procedures made during the past year;

     2) identify any material violations requiring significant remedial action during the past year;

     3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     4) certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

J.   SANCTIONS

     Covered Persons are expected to observe the highest standards of professional conduct when conducting their business and may be held personally liable for any improper or illegal acts committed during their employment. Upon discovering a violation of the Code, the Chief Compliance Officer and/or the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure, suspending or terminating the employment of the violator, or referring the matter to the appropriate regulatory or governmental authority.

     THE FIRM IN ITS SOLE AND ABSOLUTE DISCRETION, RESERVES THE RIGHT TO DIRECT YOU TO CANCEL OR UNWIND ANY TRADE AT YOUR EXPENSE. FROM TIME TO TIME, YOU MAY ALSO HAVE YOUR POSITIONS FROZEN DUE TO POTENTIAL CONFLICTS OF INTEREST OR THE APPEARANCE OF IMPROPRIETY. THE FIRM MAY, IN ITS SOLE AND ABSOLUTE DISCRETION, SUSPEND OR REVOKE YOUR TRADING PRIVILEGES AT ANY TIME.

     As a firm, our commitment to integrity and ethical behavior remains constant. Every one of us, every day, must reflect the highest standards of professional conduct and personal integrity. Good judgment and the desire to do what is right are the foundation of our reputation.

     ANY SITUATION THAT MAY CREATE, OR EVEN APPEAR TO CREATE, A CONFLICT BETWEEN PERSONAL INTERESTS AND THE INTEREST OF THE FIRM OR OUR CLIENTS MUST BE AVOIDED. IT IS ESSENTIAL TO DISCLOSE ANY QUESTIONABLE SITUATIONS TO COMPLIANCE AS SOON AS SUCH SITUATION ARISES.

Code of Ethics
November 27, 2006
Page 15

K.   GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

     In addition to actions that may result in termination of employment as described above in Section J, pursuant to the terms of Section 9 of the 1940 Act, no person may become or continue to be an officer, director, Advisory Person or employee of the Firm without an exemptive order issued by the Securities and Exchange Commission, if such person:

     1) within the past ten years has been convicted of any felony or misdemeanor involving the purchase or sale of any security; or arising out of his or her conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or as an affiliate person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodities Exchange Act.

     2)   is or becomes permanently or temporarily enjoined by any courts from:
          (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or a person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employees of any investment company, bank, insurance company or entity or a person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer.

L.   RETENTION OF RECORDS

     Each Adviser must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

     1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

     2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

     3) A copy of each report, certification or acknowledgement made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

Code of Ethics
November 27, 2006
Page 16

     4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

     5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

     6) A copy of each annual report required under Section F for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

     All such records shall be maintained for at least the first two years in an easily accessible place as deemed appropriate by the Adviser.

     INITIALLY ADOPTED AUGUST 8, 2000 AND AMENDED EFFECTIVE JULY 1, 2001; NOVEMBER 29, 2001; DECEMBER 31, 2001; FEBRUARY 1, 2005; AND NOVEMBER 27, 2006.

Code of Ethics
November 27, 2006
Page 17

                                                                       EXHIBIT A

                                 CODE OF ETHICS

                           INITIAL HOLDINGS REPORT (*)

Please complete the following certification, including Part I and Part II below. You are required to list ALL Covered Securities and all accounts for which you have "beneficial ownership", as defined in Section A(3) in the Code of Ethics.

To the Chief Compliance Officer:

1.   I hereby acknowledge receipt of the Code of Ethics.

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person".

3. I hereby certify that I have had no knowledge of the existence of a personal conflict of interest which may involved any Client, such as an economic relationship between my personal securities holdings and securities held or to be acquired by any such Client.

4. As of my start date (date: ____________) I had a beneficial ownership in the following Covered Securities: (Attach additional sheets as necessary.)

PART I: COVERED SECURITIES

                                                       Principal       Type of           Name of
                Security                               Amount of       Interest      Institution Where
   Name of      Symbol/    Type of      Number of       Covered       (direct or      Securities Are       Account Number
   Security      CUSIP     Security      Shares         Security       indirect)           Held              Where Held
-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

-------------   --------   --------     ---------      ---------      ----------     -----------------     --------------

Print Name _______________________

Exhibit A
November 27, 2006
Page 1 of 2

PART II:  ACCOUNTS

5. As of my start date (INSERT DATE :___________) I had a beneficial ownership in the following accounts with the brokers, dealers, banks, plan administrators or other institutions listed below: (Attach additional sheets as necessary.)

Institution with Whom
 Account Maintained                   Account Number          Account Title          Relationship to Employee
---------------------                 --------------          -------------          ------------------------

---------------------                 --------------          -------------          ------------------------

---------------------                 --------------          -------------          ------------------------

---------------------                 --------------          -------------          ------------------------

---------------------                 --------------          -------------          ------------------------

Additional information_______is________is not attached (please initial appropriate answer).

Signature:  ____________________________

Title:   _______________________________

Date Report Submitted: __________________

     (*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open end funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which the Advisers serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

     Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. (See Section A(3) "Beneficial Ownership" in this Code of Ethics.)

     Please consult the Compliance Department if you have any questions as to the reporting requirements.

Exhibit A
November 27, 2006
Page 2 of 2

                                                                       EXHIBIT B

                   Quarterly Securities Transactions Report(*)

                For the Calendar Quarter Ended: ________________

To the Chief Compliance Officer:

     During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm (attach additional sheets as necessary).

[ ] Please initial box if No transactions in Covered Securities were effected during this reporting period.

                                                      Interest                             Nature of
                                          Security     Rate &              Principal      Transaction                  Institution
Title of         Date of       No. of     Symbol/     Maturity  Security   Amount of      (Purchase,       Account     Through Whom
Security       Transaction     Shares      CUSIP        Date     Price    Transaction     Sale, Other)      Number       Effected
--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

--------       -----------     ------     --------    --------  --------  -----------     ------------     -------     -------------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

Print Name:  _________________________________

Exhibit B
November 27, 2006

                   Quarterly Securities Transactions Report(*)

               For the Calendar Quarter Ended: __________________

     I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the Chief Compliance Officer and that I must get approval to open any new account that can hold Covered Securities.

     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Signature:_________________________________

Title:   __________________________________

Date Report Submitted:   __________________

     (*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which the Firm serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) "Beneficial Ownership" for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

Exhibit B
November 27, 2006

                                                                       EXHIBIT C

                             ANNUAL HOLDINGS REPORT

          To the Chief Compliance Officer:

     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     2. I hereby certify that, during the year ended December 31, 200____, I have complied with the requirements of the Code and I have reported all Covered Securities transactions, including Reportable Funds, required to be reported pursuant to the Code.

     3. I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve a Client, such as any economic relationship between my personal securities transactions and Covered Securities held or to be acquired by a Client.

     4. As of December 31, 200__, I had a direct or indirect Beneficial Ownership in the following Covered Securities:

                                                      Principal         Type of        Institution
                            Security    Number         Amount           Interest          Where
Title of        Type of     Symbol/      of          Of Covered        (Direct or     Securities are      Account
Security       Security      CUSIP     Shares         Security          Indirect)          Held           Number
--------       --------     --------   -------       -----------       ----------     --------------      --------
--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

--------       --------     --------   -------       -----------       ----------     --------------      --------

Please Print Name: ________________________

Exhibit C
November 27, 2006
Page 1 of 2

     5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

Name of Institution       Account Number      Date Established
--------------------      --------------      ------------------

--------------------      --------------      ------------------

--------------------      --------------      ------------------

--------------------      --------------      ------------------

--------------------      --------------      ------------------

--------------------      --------------      ------------------

Name: ________________________________________

Title: _______________________________________

Date Report Submitted: _______________________

     (*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies (other than Reportable Funds), shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which the Firm serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

     Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) "Beneficial Ownership" for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

     Please consult the Compliance Department if you have any questions as to the reporting requirements.

Exhibit C
November 27, 2006
Page 2 of 2

                                                                    EXHIBIT D(1)

     Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:

     1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

     2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

     3. the following specifically enumerated securities traded on a national securities exchange:

                NAME                                                        SYMBOL
-------------------------------------------------------------               ------
AMEX Airline Index                                                           XAL
AMEX Biotechnology Index                                                     BTK
AMEX Biotech-Pharmaceutical Index                                            BPI
AMEX China Index                                                             CZH
AMEX Computer Hardware Index                                                 HWI
AMEX Consumer Discretionary Select Sct I                                     IXY
AMEX Defense Index                                                           DFI
AMEX Deutschebank Energy Index                                               DXE
AMEX Disk Drive Index                                                        DDX
AMEX Energy Industry Cpn Bskt Val Index                                      MEB
AMEX Equal Weighted Pharmaceutical Index                                     DGE
AMEX Financial Select Sector Index                                           IXM
AMEX Gold BUGS Index                                                         HUI
AMEX Gold Miners Index                                                       GDM
AMEX Gold Mining Cmps PLUS Bskt Val Indx                                     DJG
AMEX Health Care Select Sector Index                                         IXV
AMEX Industrial 15 Index                                                     IXD
AMEX Industry Standard 100 Internet                                          XIS
AMEX Institutional Holdings Index                                            IXH
AMEX Institutional Index                                                     XII
AMEX International Market Index                                              ADR
AMEX Japan Index                                                             JPN
AMEX Major Market Index                                                      XMI
AMEX Materials Select Sector Index                                           IXB
AMEX Morgan Stanley Commodities Index                                        CRX
AMEX Morgan Stanley Consumer Index                                           CMR
AMEX Morgan Stanley Cyclical Index                                           CYC

Exhibit D
November 27, 2006
Page 1 of 5

AMEX N American Telecommunications Index                                     XTC
AMEX Natural Gas Index                                                       XNG
AMEX Networking Index                                                        NWX
AMEX Oil and Natural Gas Index                                               OGX
AMEX Oil Index                                                               XOI
AMEX Pharma. Index                                                           DRG
AMEX Securities Broker/Dealer Index                                          XBD
AMEX Select Ten Index                                                        XST
AMEX Select Utility Index                                                    UUO
AMEX Semiconductor Index                                                     SIS
AMEX Semiconductor Industry PLUS                                             IIB
AMEX Smcndctr Indtry PLUS Bskt Val Idx                                       SDD
AMEX Spade Defense Index                                                     DXS
AMEX StockCar Stocks Index                                                   RCE
AMEX Tobacco Index                                                           TOB
AMEX Utilities Select Sector Index                                           IXU
CBOE 10-Year Treasury Note                                                   TNX
CBOE 13-Week Treasury Bill                                                   IRX
CBOE 30-Year Treasury Bond                                                   TYX
CBOE 5-Year Treasury Note                                                    FVX
CBOE Asia 25 Index Options                                                   EYR
CBOE China Index Options                                                     CYX
CBOE Euro 25 Index Options                                                   EOR
CBOE Gold Index Options                                                      GOX
CBOE Internet Index Options                                                  INX
CBOE Mexico Index Options                                                    MEX
CBOE Oil Index Options                                                       OIX
CBOE Technology Index                                                        TXX
Cohen & Steers REIT Index                                                    RMP
CSFB Technology Index                                                        CTN
Dow Jones Equity REIT Index                                                  DJR
Dow Jones Industrial Average                                                 DJX
Dow Jones Internet Commerce Index                                            ECM
Dow Jones Transportation Average                                             DTX
Dow Jones Utility Average                                                    DUX
Dynamic Large Cap Growth Intellidex                                          ILH
Dynamic Large Cap Value Intellidex                                           ILW
Dynamic Mid Cap Growth Intellidex                                            ILJ
Dynamic Mid Cap Value Intellidex                                             ILP
Dynamic Small Cap Growth Intellidex                                          ILK
Dynamic Small Cap Value Intellidex                                           ILZ

Exhibit D
November 27, 2006
Page 2 of 5

America's Fastest Growing Companies LargeCap 50 Index                        FGL
FORTUNE E-50 Index                                                           FEX
GSTI(TM) Composite Index Options                                             GTC
GSTI(TM) Hardware Index Options                                              GHA
GSTI(TM) Internet Index Options                                              GIN
GSTI(TM) Multimedia Networking Index Options                                 GIP
GSTI(TM) Semiconductor Index Options                                         GSM
GSTI(TM) Services Index Options                                              GSV
GSTI(TM) Software Index Options                                              GSO
Halter USX China Index                                                       HXC
iShares Cohen & Steers Realty Majors                                         ICF
iShares Dow Jones Transportation Average Index Fund                          IYT
iShares Dow Jones U.S. Consumer Goods Sector Index Fund                      IYK
iShares Dow Jones U.S. Consumer Services Sector Index Fund                   IYC
iShares Dow Jones US Basic Materials                                         IYM
iShares Dow Jones US Financial Sector                                        IYF
iShares Dow Jones US Financial Services                                      IYG
iShares Dow Jones US Healthcare                                              IYH
iShares Dow Jones US Real Estate                                             IYR
iShares Dow Jones US Technology                                              IYW
iShares Dow Jones US Total Market                                            IYY
iShares Dow Jones US Utilities                                               IDU
iShares FTSE/Xinhua Index Fund                                               FXI
iShares Goldman Sachs Natural Resources                                      IGE
iShares Goldman Sachs Networking                                             IGN
iShares Goldman Sachs Semiconductor                                          IGW
iShares Goldman Sachs Software                                               IGV
iShares Goldman Sachs Technology                                             IGM
iShares GS $ InvesTopTM Corporate Bond Fund                                  LQD
iShares Lehman 20+ Year Treasury Bond Fund                                   TLT
iShares Lehman Aggregate Bond Fund                                           AGG
iShares MSCI Emerging Markets                                                EEM
iShares MSCI-Australia                                                       EWA
iShares MSCI-Brazil                                                          EWZ
iShares MSCI-Canada                                                          EWC
iShares MSCI-EAFE                                                            EFA
iShares MSCI-EMU                                                             EZU
iShares MSCI-France                                                          EWQ

Exhibit D
November 27, 2006
Page 3 of 5

iShares MSCI-Germany                                                         EWG
iShares MSCI-Hong Kong                                                       EWH
iShares MSCI-Japan                                                           EWJ
iShares MSCI-Malaysia                                                        EWM
iShares MSCI-Pacific Ex-Japan                                                EPP
iShares MSCI-Singapore                                                       EWS
iShares MSCI-Taiwan                                                          EWT
iShares MSCI-U.K.                                                            EWU
iShares Nasdaq Biotechnology                                                 IBB
iShares Russell Midcap Growth Index Fund                                     IWP
iShares Russell Midcap Index Fund                                            IWR
iShares Russell Midcap Value Index Fund                                      IWS
iShares S&P Global Financial Sector                                          IXG
iShares S&P Global Healthcare Sector                                         IXJ
iShares S&P Global Information Technology Sector                             IXN
iShares S&P Global Telecommunications Sector                                 IXP
iShares S&P Latin America 40                                                 ILF
KBW Capital Markets Index                                                    KSX
KBW Insurance Index                                                          KIX
Lehman Bros 10 Uncmmn Val Idx 2003                                           UVO
Lehman Brothers 10 Uncommon (1999)                                           UVL
Lehman Brothers 10 Uncommon (2000)                                           UVI
Lehman Brothers 10 Uncommon (2001)                                           UVT
Lehman Brothers Financial Index                                              UFX
Mergent Dividend Achiever 50 Index                                           DAY
Mergent Dividend Achievers Index                                             DAA
Merrill Lynch Global Market Index                                            GLI
Merrill Lynch Slct Sctr SPDR Grwth                                           GWI
Merrill Lynch Stable Growth Index                                             XS
Merrill Lynch Technology 100 Index                                           MLO
Merrill Lynch Top Ten Yield Index                                            XMT
MidCap SPDRS                                                                 MDY
Morgan Stanley Biotech Index Options                                         MVB
Morgan Stanley Commodity Related                                             CRX
Morgan Stanley Health Care Payors                                            HMO
Morgan Stanley Health Care Products                                          RXP
Morgan Stanley Health Care Provider                                          RXH
Morgan Stanley Internet Index                                                MOX
Morgan Stanley Multinational Company Index                                   NFT
Morgan Stanley Oil Services Options                                          MGO
Morgan Stanley REIT Index                                                    RMS

Exhibit D
November 27, 2006
Page 4 of 5

Morgan Stanley Retail Index Options                                          MVR
Morgan Stanley Technology Index                                              MSH
PHLX Defense SectorSM                                                        DFX
PHLX Drug SectorSM                                                           RXS
PHLX Europe SectorSM                                                         XEX
PHLX Housing SectorSM                                                        HGX
PHLX Oil Service SectorSM                                                    OSX
PHLX Semiconductor SectorSM                                                  SOX
PHLX TheStreet.com Internet Sector                                           DOT
PHLX Utility SectorSM                                                        UTY
PHLX/KBW Bank Index                                                          BKX
Select Sector SPDR-Consumer Discretionary                                    XLY
Select Sector SPDR-Financial                                                 XLF
Select Sector SPDR-Health Care                                               XLV
Select Sector SPDR-Materials                                                 XLB
Select Sector SPDR-Technology                                                XLK
Select Sector SPDR-Utilities                                                 XLU
SIG Cable, Media & Entertainment IndexTM                                     SCQ
SIG Casino Gaming IndexTM                                                    SGV
SIG Education IndexTM                                                        ESU
SIG Footwear & Athletic IndexTM                                              FSQ
SIG Investment Managers IndexTM                                              SMQ
SIG Restaurant IndexTM                                                       DSQ
SIG Semiconductor Capital Equipment IndexTM                                  SEZ
SIG Semiconductor Device IndexTM                                             SDL
SIG Specialty Retail IndexTM                                                 RSQ
SIG Steel Producers Index                                                    STQ
Standard & Poor's Depositary Receipts (SPDR)                                 SPY
streetTRACKS Dow Jones Global Titans 50 Index                                DGT
streetTRACKS Dow Jones US LargeCap Growth                                    ELG
streetTRACKS Dow Jones US LargeCap Value                                     ELV
streetTRACKS Dow Jones US SmallCap Growth                                    DSG
streetTRACKS Dow Jones US SmallCap Value                                     DSV
streetTRACKS Morgan Stanley Technology                                       MTK
streetTRACKS Wilshire REIT                                                   RWR
The Dow Industrials DIAMONDS                                                 DIA
The WilderHill Clean Energy Index                                            ECO

------------

(1)  SUBJECT TO CHANGE AT THE DISCRETION OF THE FIRM

(2) FOR THE PURPOSES OF THIS CODE, A BROAD BASED MARKET INDEX IS ONE THAT TRACKS 100 OR MORE UNDERLYING SECURITIES.

Exhibit D
November 27, 2006
Page 5 of 5

                                                                       EXHIBIT E

                     PRIVATE PLACEMENT APPROVAL REQUEST FORM

          (Attach a copy of the private placement memorandum, offering memorandum or any other relevant documentation)

Name:__________________  Employee ID: _______________Office Phone No.__________

E-mail_________________________ Department/Job Title:  _________________________

1.  Name of the sponsor's corporation, partnership or other entity:  ___________

2.  Name of the private placement_______________________________________________

3.  Is the sponsor's corporation, partnership or other entity:
     Private [ ] Public [ ]

4.  Type of the security or fund:_______________________________________________

5. Nature of the participation (stockholder, selling agent, general partner, limited partner). Indicate all applicable.
________________________________________________________________________________

6. Have you received or will you receive "selling compensation" in connection with the transaction? Yes No (selling compensation means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, though not limited to, commissions, finders fees, securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursement)

If yes, describe the nature of compensation: ___________________________________

7. Planned date of transaction:  _______________________________________________

8. Size of offering (if a fund, size of fund) __________________________________

9. Size of your participation (number of units/shares and total dollar amount)______________________________________________________________________

10. Your participation as a percentage of total shares or units outstanding: _______________________________________________________________

11. Does/Will the investment carry limited or unlimited liability? Limited [ ] Unlimited [ ]

12. Will the investment require any use of premises, facilities or materials of the Firm or any of its affiliates?
     Yes [ ] No [ ]

    If yes, please describe: ___________________________________________________

13. Have you or do you intend to recommend, refer or solicit others in any way in connection with this investment? Yes [ ] No [ ]

14. Is the Firm or any of its affiliates in any way involved? Yes [ ] No [ ]

If yes, please describe. _______________________________________________________

Exhibit F
November 27, 2006
Page 1

15.  Describe the business to be conducted by the issuer of the private placement
________________________________________________________________________________

16. If the private placement is a Fund, describe its investment objective (value, growth, core or specialty)
________________________________________________________________________________

17. Has this private placement been made available to any Gartmore Mutual Fund or any Managed Account where either you or the person you report to exercises investment discretion? Yes [ ] No [ ] If no, state why.
________________________________________________________________________________

18. If the answer to question 17 is "Yes" please describe which Fund or Managed Account.
________________________________________________________________________________

Do you participate or do you plan to participate in any investment decision for the private placement? Yes [ ] No [ ]

If yes, please describe. _______________________________________________________

19. Do you participate or do you plan to participate in the management of the sponsor? Yes [ ] No [ ]

If yes, state title and give description of duties._____________________________


20.  Describe how you became aware of this private placement.___________________

21. To the best of your knowledge, will this private placement result in an initial public offering within the next 12-18 months? Yes [ ] No [ ]

Please note: An Outside Business Activity Disclosure must also be filed in advance with Compliance by any employee intending to hold a management position in any business other than with the Firm.

By signing below, I certify that my responses on this form are true and correct to the best of my knowledge. I will report any changes in this information promptly, in writing, to my designated manager and to Compliance and will obtain written acknowledgement or approval as required by Firm policy before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company's management or before engaging in any future private securities transactions. I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by the Firm. Notwithstanding the immediate preceding sentence, I understand that regulations and Firm policy require that I obtain the Firm's consent to any private securities transaction, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by the Firm and shall give rise to no liability on the part of the Firm whatsoever, whether by way of indemnification, insurance or otherwise.

Exhibit E
November 27, 2006
Page 2

Employee Signature __________________________________________  Date ___________

Exhibit E
November 27, 2006
Page 3

                                                                       EXHIBIT F

                    NATIONWIDE 401(K) SAVINGS PLAN DISCLOSURE

        __ I currently participate in the Nationwide 401(k) Savings Plan

          __ I do not participate in the Nationwide 401(k) Savings Plan

I understand that should I elect the self directed brokerage option offered through the Nationwide 401(k) program, this is considered a covered account under the Code of Ethics and that all transactions in Covered Securities must be pre-cleared. Should I elect in the future to open this self-directed brokerage account, I understand that I must obtain pre-approval from the Firm's Compliance Department.

By signing below I authorize the Firm's Chief Compliance Officer or his designee to review transaction activity for any benefit plan offered to me by Nationwide. I understand that this monitoring is required to conform with the Code of Ethics policy requirement prohibiting market timing, and to comply with the SEC's objective for enhanced disclosure.

      _____________________________________
      Print Name

      _____________________________________
      Signature

      _____________________________________
      Date

Exhibit F
November 27, 2006
Page 1

                                                                       EXHIBIT G

                       NEW BROKERAGE ACCOUNT APPROVAL FORM

     Please complete this form to establish a new account for which you will have beneficial ownership. Please make additional copies of this page as necessary, in order to include information for any new account you wish to establish. Please submit the completed form to the Compliance Department.

     You will be notified via e-mail regarding the status of your request.

     PrintName: ________________________________________________________________

     I would like to open an account to be held by the following institution:

     ___________________________________________________________________________

     The account will be titled in the name(s) as follows:

     ___________________________________________________________________________

     Employee's relationship to the account owner:

     ___________________________________________________________________________

     [ ] This account is NOT independently managed; I am involved in the investments decisions.

     [ ] This account is independently managed; I do not have investment discretion or authority.

     Name of the Investment Manager and relationship, if any::__________________

EMPLOYEE'S SIGNATURE:_______________________________  DATE:_____________________

As a reminder, you are required to ensure that the Compliance Department receives duplicate copies of all statements. Statements should be sent directly from the Financial Institution to the following address:

                                 NWD INVESTMENTS
                           C/O: COMPLIANCE DEPARTMENT
                                  P.O. BOX 578
                             CONSHOHOCKEN, PA 19428

                                                                       EXHIBIT H

                 CERTIFICATION OF REBUTTAL OF ACCESS PRESUMPTION


I, _______________________, do hereby certify and affirm that:

1)  I serve as ______________________ and am also______________________
               (insert position with             (insert position with
                      Adviser)                        Affiliate)

2)   During the immediate prior calendar year:

     a) I have not, with respect to any Client(2) account, obtained or sought to obtain information regarding the Client's purchase or sale of securities;

     b) I have not, with respect to any Reportable Fund, made, participated in, obtained or sought to obtain information about, the purchase or sale of a Covered Security or related recommendations;

     c) My regular functions and duties have not, with respect to Reportable Funds, related to such recommendations, purchase or sales;

     d) I have not been involved in making securities recommendations to Firm Clients nor have I obtained, or sought to obtain information about any such recommendations which are non-public;

     e) I am aware of and have complied with all provisions of the Code that are relevant to me and with any policies and procedures of the Firm and its affiliates relevant to the control of sensitive information about Client accounts or Adviser recommendations to which I may be subject. I further agree to continue to comply with all such policies and procedures, as they may be amended from time to time.

3) If any of the representations set forth in 2(a) through (e) above ceases to be true, I will inform the Firm's CCO promptly, and unless otherwise notified by the CCO, will comply with the relevant Code requirements applicable to Access Persons.

4) I recognize that I am providing this certification in order to allow the CCO to consider my designation as an Exempt-Access person. I have read, understand and agree to abide by the Firm's Code of Ethics, and in particular, those provisions of the Code relevant to Exempt-Access Persons.

[INSERT SIGNATURE BLOCK]

[INSERT DATE]

--------------
(2) Capitalized terms have the meaning assigned to them by the Firm's Code of Ethics. For convenience, relevant definitions appear in the attached Glossary.

"Access Person" means any director, officer, Advisory Person or employee of an Adviser as well as any other person that the Chief Compliance Officer ("CCO") determines to be an Access Person. An Access Person shall not include any person who the CCO determines to be an Exempt-Access Person. The CCO maintains records of the status of all relevant persons under the Code, and will inform each such person about that person's status as necessary.

     1) The "Advisers" includes Gartmore Mutual Fund Capital Trust, Gartmore SA Capital Trust, NorthPointe Capital LLC, NWD Management and Research Trust, and Gartmore Morley Capital Management, Inc.

     2) "Chief Compliance Officer" or "CCO" means the Chief Compliance Officer for each Adviser (as designated on that Adviser's Form ADV) or the CCO's designee, as applicable.

     3)   "Client" means

(a) any investment company registered under the Act or any series of a registered investment company for whom an Adviser(s) acts as investment adviser or sub-adviser or

(b) any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by an Adviser (or Advisers).

     4)   "Covered Person" means all Access and Exempt-Access Person.

     5) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(14)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds.

     6)   "Fund" means an investment company registered under the Act.

     7) "Exempt-Access Persons." The Firm's officers, directors, employees and other related persons, are presumed to be Access Persons for purposes of the Rules However, certain persons, such as certain officers, directors of the Advisers, or other persons, such as temporary employees, often do not have actual access to investment or portfolio information or participate in the recommendation process. Where the CCO has determined that the relevant director, officer, employee or temporary employee: (1) does not meet the definition of "Advisory Person;" (2) does not otherwise have access to nonpublic information with respect to Client holdings, transactions or securities recommendations; and (3) is not involved in the recommendation process, the CCO may determine to treat such person as an "Exempt-Access Person" for purposes of this Code. Exempt-Access Persons must, prior to being so designated and at least annually thereafter certify to the CCO, in the form attached as Exhibit H as to the relevant facts and circumstances that formed the basis of the CCO's above-described determination.

     8) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     9)   "Reportable Fund" means

          (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trust;

          (b)  any Fund for which the Firm serves as an investment adviser, or

          (c) any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with any Adviser.